UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 27, 2010

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2010, Cummins Inc. issued a press release regarding its release of first quarter results.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On April 27, 2010, Cummins Inc. (“Cummins,” “the Company,” “our,” or “we”) issued the attached press release reporting its financial results for the first quarter of 2010. A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated April 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

 CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited) (a)

	Three months ended
	March 28,	December 31,	March 29,
In millions, except per share amounts	2010	2009	2009
NET SALES	$2,478	$3,400	$2,439
Cost of sales	1,877	2,627	1,994
GROSS MARGIN	601	773	445

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	335	348	300
Research, development and engineering expenses	92	108	85
Equity, royalty and interest income from investees (Note 1)	76	67	33
Restructuring and other charges	―	4	66
Other operating (expense) income, net	(4)	5	2
OPERATING INCOME	246	385	29

Interest income	3	3	2
Interest expense	9	9	7
Other income (expense), net (Note 2)	17	(5)	(3)
INCOME BEFORE INCOME TAXES	257	374	21

Income tax expense (Note 3)	87	84	7
CONSOLIDATED NET INCOME	170	290	14

Less: net income attributable to noncontrolling interests	21	20	7
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$149	$270	$7

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$0.75	$1.36	$0.04
Diluted	$0.75	$1.36	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	198.4	198.4	196.8
Diluted	198.7	198.7	197.0

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.175

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (a)

	March 28,	December 31,
In millions, except par value	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$885	$930
Marketable securities	217	190
Accounts and notes receivable, net	1,727	2,004
Inventories	1,549	1,341
Deferred income taxes	302	295
Prepaid expenses and other current assets	240	243
Total current assets	4,920	5,003
Long-term assets
Property, plant and equipment	4,696	4,765
Accumulated depreciation	(2,834)	(2,879)
Property, plant and equipment, net	1,862	1,886
Investments and advances related to equity method investees	638	574
Goodwill	365	364
Other intangible assets, net	239	228
Deferred income taxes	413	436
Other assets	332	325
Total assets	$8,769	$8,816
LIABILITIES
Current liabilities
Loans payable	$95	$37
Accounts payable (principally trade)	1,030	957
Current portion of accrued product warranty	387	426
Accrued compensation, benefits and retirement costs	308	366
Deferred revenue	144	128
Other accrued expenses	522	518
Total current liabilities	2,486	2,432
Long-term liabilities
Long-term debt	640	637
Pensions	406	514
Postretirement benefits other than pensions	466	453
Other liabilities and deferred revenue	719	760
Total liabilities	4,717	4,796
EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 221.9 and 222.0 shares issued	1,862	1,860
Retained earnings	3,689	3,575
Treasury stock, at cost, 21.3 and 20.7 shares	(769)	(731)
Common stock held by employee benefits trust, at cost, 3.0 and 3.0 shares	(36)	(36)
Accumulated other comprehensive loss
Defined benefit postretirement plans	(794)	(788)
Other	(161)	(107)
Total accumulated other comprehensive loss	(955)	(895)
Total Cummins Inc. shareholders’ equity	3,791	3,773
Noncontrolling interests	261	247
Total equity	4,052	4,020
Total liabilities and equity	$8,769	$8,816

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (a)

	Three months ended
	March 28,	March 29,
In millions	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$170	$14
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Restructuring charges, net of cash payments	―	48
Depreciation and amortization	79	76
Gain on fair value adjustment for consolidated investee	(12)	―
Deferred income tax provision (benefit)	13	(21)
Equity in income of investees, net of dividends	(53)	52
Pension expense, net of pension contributions	(93)	15
Other post-retirement benefits expense, net of cash payments	(1)	(8)
Stock-based compensation expense	6	6
Translation and hedging activities	(9)	19
Changes in current assets and liabilities, net of acquisitions and divestitures:
Accounts and notes receivable	275	49
Inventories	(189)	44
Other current assets	3	9
Accounts payable	54	(103)
Accrued expenses	(154)	(173)
Changes in long-term liabilities	29	36
Other, net	8	13
Net cash provided by operating activities	126	76
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(47)	(64)
Investments in internal use software	(17)	(11)
Proceeds from disposals of property, plant and equipment	38	6
Investments in and advances (to) from equity investees	(11)	5
Acquisition of businesses, net of cash acquired	(71)	(2)
Investments in marketable securities—acquisitions	(133)	(69)
Investments in marketable securities—liquidations	108	78
Cash flows from derivatives not designated as hedges	(11)	(33)
Net cash used in investing activities	(144)	(90)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	70	7
Payments on borrowings and capital lease obligations	(20)	(19)
Net borrowings under short-term credit agreements	5	4
Distributions to noncontrolling interests	(1)	(9)
Dividend payments on common stock	(35)	(35)
Repurchases of common stock	(39)	―
Other, net	13	(1)
Net cash used in financing activities	(7)	(53)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(20)	(6)
Net decrease in cash and cash equivalents	(45)	(73)
Cash and cash equivalents at beginning of year	930	426
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$885	$353

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

In millions	Engine	Power Generation	Components	Distribution	Non-segment items (1)	Total
Three months ended March 28, 2010
External sales	$1,173	$378	$453	$474	$—	$2,478
Intersegment sales	250	139	177	2	(568)	―
Total sales	1,423	517	630	476	(568)	2,478
Depreciation and amortization (2)	41	10	20	7	―	78
Research, development and engineering expenses	60	7	25	―	―	92
Equity, royalty and interest income from investees	35	6	5	30	―	76
Interest income	2	1	―	―	―	3
Segment EBIT	133	34	57	72	(30)	266

Three months ended December 31, 2009
External sales	$1,974	$477	$466	$483	$—	$3,400
Intersegment sales	194	124	266	3	(587)	―
Total sales	2,168	601	732	486	(587)	3,400
Depreciation and amortization (2)	50	14	20	3	―	87
Research, development and engineering expenses	73	8	27	―	―	108
Equity, royalty and interest income from investees	24	6	4	33	―	67
Restructuring and other charges	―	―	―	―	4	4
Interest income	1	2	―	―	―	3
Segment EBIT	211	34	73	67	(2)	383

Three months ended March 29, 2009
External sales	$1,205	$477	$346	$411	$—	$2,439
Intersegment sales	287	180	184	2	(653)	―
Total sales	1,492	657	530	413	(653)	2,439
Depreciation and amortization (2)	41	11	18	5	―	75
Research, development and engineering expenses	58	8	19	―	―	85
Equity, royalty and interest income from investees	(3)	5	1	30	―	33
Restructuring and other charges	―	―	―	―	66	66
Interest income	1	1	―	―	―	2
Segment EBIT	(16)	69	1	58	(84)	28

(1) Includes intersegment sales and profit in inventory eliminations and unallocated corporate expenses.  There were no significant unallocated corporate expenses for the three months ended March 28, 2010.  For the three months ended December 31, 2009, unallocated corporate expenses included $4 million of restructuring and other charges and a gain of $7 million related to flood damage recoveries.  For the three months ended March 29, 2009, unallocated corporate expenses included $66 million of restructuring charges and a $6 million gain related to flood damage recoveries.

(2) Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount that is included in the Condensed Consolidated Statements of Income as “Interest expense.”

CUMMINS INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT INFORMATION

(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended
	March 28,	December 31,	March 29,
In millions	2010	2009	2009
Segment EBIT	$266	$383	$28
Less:
Interest expense	9	9	7
Income before income taxes	$257	$374	$21

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Earnings before interest, taxes, noncontrolling interests and restructuring and other charges

We define EBIT as earnings or loss before interest expense, income tax expense and noncontrolling interests in income of consolidated subsidiaries (EBIT).  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to ”Net income attributable to Cummins Inc.”, for each of the applicable periods:

	Three months ended
	March 28,	December 31,	March 29,
In millions	2010	2009	2009
Earnings before interest expense, income taxes and restructuring and other charges	$266	$387	$94

Earnings before interest expense, income taxes and restructuring and other charges as a percentage of sales	10.7%	11.4%	3.9%
Less:
Restructuring and other charges	―	4	66

Earnings before interest and income taxes	$266	$383	$28

EBIT as a percentage of net sales	10.7%	11.3%	1.1%

Less:
Interest expense	9	9	7
Income tax expense	87	84	7
Consolidated net income	170	290	14

Less:
Net income attributable to noncontrolling interests	21	20	7
Net income attributable to Cummins Inc.	$149	$270	$7

Net income attributable to Cummins Inc. as a percentage of net sales	6.0%	7.9%	0.3%

 CUMMINS INC. AND SUBSIDIARIES

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding restructuring and other charges

We believe this is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to restructuring.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America and may not be consistent with measures used by other companies.  It should be considered supplemental data.  The following table reconciles net income attributable to Cummins Inc. excluding restructuring and other charges to “Net income attributable to Cummins Inc.” for the three months ended December 31, 2009, and the three months ended March 29, 2009.  There were no restructuring actions taken in the three months ended March 28, 2010.

	Three months ended
	December 31, 2009		March 29, 2009
In millions	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to Cummins Inc. excluding restructuring and other charges	$272	$1.37	$51	$0.26
Less:
Restructuring and other charges, net (1)	2	0.01	44	0.22
Net income attributable to Cummins Inc.	$270	$1.36	$7	$0.04

(1) During the three months ended December 31, 2009, and March 29, 2009, management approved and committed to undertake restructuring actions, which resulted in pretax charges of $4 million and $66 million, respectively.  These charges included employee-related liabilities for severance and benefits, exit costs and pension and other postretirement benefit curtailment charges.

CUMMINS INC. AND SUBSIDIARIES

SELECTED FOOTNOTE DATA

(Unaudited)

NOTE 1.  EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Income for the interim reporting periods was as follows:

	Three months ended
	March 28,	December 31,	March 29,
In millions	2010	2009	2009
Distribution Entities
North American distributors	$23	$26	$26
Komatsu Cummins Chile, Ltda.	3	3	2
All other distributors	1	1	1

Manufacturing Entities
Dongfeng Cummins Engine Company, Ltd.	18	15	―
Chongqing Cummins Engine Company, Ltd.	10	8	8
Tata Cummins Ltd.	4	3	(2)
All other manufacturers	10	4	(5)
Cummins share of net income	69	60	30
Royalty and interest income	7	7	3
Equity, royalty and interest income from investees	$76	$67	$33

NOTE 2.  OTHER INCOME (EXPENSE)

Other income (expense) included the following:

	Three months ended
	March 28,	December 31,	March 29,
In millions	2010	2009	2009
Gain on acquisition of Cummins Western Canada	$12	$ ―	$ ―
Foreign currency gains (losses)	7	(2)	(8)
Other, net	(2)	(3)	5
Total other income (expense), net	$17	$(5)	$(3)

NOTE 3.  INCOME TAXES

Our effective tax rate for the year is expected to approximate 31 percent, absent discrete period activity.  Our tax rate is generally less than the 35 percent U.S. income tax rate primarily due to lower tax rates on foreign income.  The tax rate for the three month period ended March 28, 2010, was 34 percent and includes a discrete tax charge of $7 million (3 percent) related to the enactment of the “Patient Protection and Affordable Care Act.”

Our effective tax rate for March 29, 2009 was 33 percent.  This rate is less than the 35 percent U.S. income tax rate primarily due to lower tax rates on foreign income.